Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS QUARTERLY EARNINGS OF $57.3 MILLION
Core Earnings Increase One Year After Acquisitions

OLNEY, MARYLAND, July 22, 2021 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, today reported net income of $57.3 million ($1.19 per diluted common share) for the quarter ended June 30, 2021. The current quarter’s result compares to net loss of $14.3 million ($0.31 per diluted common share) for the second quarter of 2020 and net income of $75.5 million ($1.58 per diluted common share) for the first quarter of 2021. The results from the second quarter of the prior year reflected the combined impact of merger and acquisition expense associated with the acquisition of Revere Bank ("Revere") in that quarter, the impact of the Covid-19 pandemic on the economic forecast used in the determination of the allowance for credit losses, and the provision for credit losses associated with the Revere acquisition.

For the current quarter, core earnings, which exclude the impact of the provision for credit losses and provision on unfunded loan commitments, merger and acquisition expense, loss on FHLB redemptions, amortization of intangibles and investment securities gains, each on an after-tax basis, were $55.1 million ($1.16 per diluted common share), compared to $51.9 million ($1.10 per diluted common share) for the quarter ended June 30, 2020 and $56.9 million ($1.20 per diluted common share) for the quarter ended March 31, 2021.

The current quarter's provision for credit losses was a credit of $4.2 million as compared to a credit of $34.7 million for the first quarter of 2021. The current and prior quarter's credits for the provision for credit losses were principally the result of the decline in the forecasted unemployment rate and, to a lesser degree, improvements in other forecasted macroeconomic indicators.

“Our acquisitions of Revere Bank and Rembert Pendleton Jackson continue to contribute to our strong financial performance,” said Daniel J. Schrider, President and CEO. “This quarter marks one year since Revere Bank became part of Sandy Spring Bank. Our increased size and scale, and our unwavering commitment to personalized service, continue to deliver results for our company and our clients. Our wealth group, which includes Rembert Pendleton Jackson, West Financial Services and Sandy Spring Trust, has also achieved significant year over year growth.”

Second Quarter Highlights:

•Core operating earnings increased 6% to $55.1 million for the second quarter of 2021, compared to $51.9 million for the prior year quarter.

•Total assets at June 30, 2021, declined 3% to $12.9 billion compared to $13.3 billion at June 30, 2020. The decline in total assets, year-over-year was primarily the result of the $179.2 million net reduction in loans originated under the Paycheck Protection Program ("PPP" or "PPP Program") and the $251.5 million decline in the residential mortgage loan portfolio. While the total loan portfolio, excluding PPP loans, decreased 1% due to the combined run-off of residential mortgage and consumer loans, year-over-year organic commercial real estate loan growth was 6%.

•Excluding PPP loans, total loan growth during the current quarter compared to the first quarter of 2021 was 1%, with organic commercial loan growth during the quarter of 2%. Deposits increased 2% during the linked quarter, driven by 6% growth in noninterest-bearing deposits.

•The net interest margin was 3.63% for the second quarter of 2021, compared to 3.47% for the same quarter of 2020, and 3.56% for the first quarter of 2021. Excluding the impact of the amortization of the fair value marks derived from acquisitions, the current quarter’s net interest margin would have been 3.60%, compared to 3.19% for second quarter of 2020, and 3.46% for the first quarter of 2021.

•The provision for credit losses was a credit of $4.2 million for the current quarter compared to the prior quarter’s credit to the provision of $34.7 million. The credits to the provision continue to be the result of improvements in forecasted economic metrics. The overall credit to the provision for the quarter was partially mitigated by increases in non-PPP loan balances, individual reserves assessed on a few non-accrual loans in the hospitality industry and adjustments to qualitative factors.

•Non-interest income for the current quarter increased by 15% or $3.3 million compared to the prior year quarter, as wealth management income grew 20% and service charges on deposit accounts increased 62%. Bank card fees grew 42% compared to the prior year quarter as a result of transaction volume. Other non-interest income also grew significantly compared to the prior year as a result of the combination of the full payoff of a purchased credit deteriorated loan and activity-based contractual vendor incentives.

•Non-interest expense decreased $22.5 million or 26% for the second quarter of 2021, compared to the prior year quarter. The prior year's quarter included $22.5 million in merger and acquisition expense, in addition to $5.9 million in prepayment penalties from the liquidation of acquired FHLB borrowings. These reductions from the prior year more than offset the increase in salary and benefit expense in the current year quarter as a result of staffing increases associated with strategic business initiatives.

•Return on average assets (“ROA”) for the quarter ended June 30, 2021 was 1.79% and return on average tangible common equity (“ROTCE”) was 20.44% compared, to 2.39% and 28.47%, respectively, for the first quarter of 2021. On a non-GAAP basis, the current quarter's core ROA was 1.73% and core ROTCE was 19.68% compared to core ROA of 1.80% and core ROTCE of 21.48% for the prior quarter of 2021. The non-GAAP efficiency ratio for the second quarter of 2021 was 45.36% compared to 42.65% for the first quarter of 2021. The change in the efficiency ratio reflects the impact of the decrease in mortgage banking income and the increase in costs related to various strategic initiatives during the current quarter.

Balance Sheet and Credit Quality

Total assets declined 3% to $12.9 billion at June 30, 2021, as compared to $13.3 billion at June 30, 2020. During this period, total loans declined by 2% to $10.1 billion at June 30, 2021, compared to $10.3 billion at June 30, 2020. Excluding PPP loans, total loans declined 1% to $9.2 billion at June 30, 2021 as compared to the prior year quarter. The year-over-year decline in the total loan portfolio was primarily the result of the $179.2 million net reduction of loans originated under the PPP Program and the $251.5 million decline in the residential mortgage loan portfolio, which was partially offset by year-over-year non-PPP commercial loan growth of $276.9 million or 4%. The year-over-year decline in the mortgage loan portfolio resulted from mortgage loan refinance activity driven by the low interest rate environment and the strategic decision to sell the majority of new mortgage loan production.

Compared to March 31, 2021, total loans, excluding PPP, increased 1% or $69.1 million at June 30, 2021. During this same period, commercial real estate loans increased $178.9 million or 3% and non-PPP commercial business loans declined $13.3 million or 1%.

Deposit growth was 8% during the past twelve months, as noninterest-bearing deposits experienced growth of 16% and interest-bearing deposits grew 3%. This growth was driven primarily by the impact of the PPP program and, to a lesser extent, growth in core deposit relationships.

At June 30, 2021 the remaining outstanding principal balance of PPP loans was $897.2 million. As of July 9, 2021, 4,126 PPP loans totaling $651.2 million have been forgiven and an additional $49.1 million have been repaid by borrowers. At the end of the current quarter, loans with an aggregate balance of $124.2 million remain in deferral status, of which non-accrual loans comprised $56.0 million. Currently, the 93% of loans that had been granted modifications/deferrals due to pandemic-related financial stress have returned to their original payment plans.

Tangible common equity increased to $1.2 billion or 9.28% of tangible assets at June 30, 2021, compared to $983.4 million or 7.63% at June 30, 2020 as a result of accumulated earnings over the preceding twelve months. Excluding the impact of the PPP program from tangible assets at June 30, 2021, the tangible common equity ratio would be 9.98%. At June 30, 2021, the Company had a total risk-based capital ratio of 15.82%, a common equity tier 1 risk-based capital ratio of 12.47%, a tier 1 risk-based capital ratio of 12.47%, and a tier 1 leverage ratio of 9.49%.

The level of non-performing loans to total loans was 0.93% at June 30, 2021, compared to 0.77% at June 30, 2020, and 0.94% at March 31, 2021. At June 30, 2021, non-performing loans totaled $94.3 million, compared to $79.9 million at June 30, 2020, and $98.7 million at March 31, 2021. Non-performing loans include non-accrual loans, accruing loans 90 days or more past due and restructured loans. Loans placed on non-accrual during the current quarter amounted to $1.5 million compared to $27.3 million for the prior year quarter and $0.4 million for the first quarter of 2021. Loans in non-accrual status at quarter end included a few large borrowings within the hospitality sector with an aggregate balance of $40.9 million. These large loans, which are collateral dependent, had individual reserves amounting to $5.7 million at June 30, 2021.

The Company recorded net charge-offs of $2.2 million for the second quarter of 2021, as compared to net recoveries of $0.4 million for the second quarter of 2020 and net charge-offs of $0.3 million for the first quarter of 2021. The increase in charge-offs in the current quarter compared to the prior quarter and the prior year quarter was primarily the result of the charge-off of an acquired pre-pandemic problem credit.

At June 30, 2021, the allowance for credit losses was $124.0 million or 1.23% of outstanding loans and 131% of non-performing loans, compared to $130.4 million or 1.25% of outstanding loans and 132% of non-performing loans at March 31, 2021. Excluding PPP loans, the allowance for credit losses to outstanding loans was 1.34% and 1.43%, at June 30, 2021 and March 31, 2021, respectively.

Income Statement Review

Quarterly Results

The Company recorded net income of $57.3 million for the three months ended June 30, 2021, compared to a net loss of $14.3 million for the prior year quarter. The current quarter's results include a credit to the provision for credit losses, the continued positive impact of reduced funding cost, and a 15% increase in non-interest income. The second quarter of the prior year's results reflected the combined impact of merger and acquisition expense associated with the Revere acquisition, the impact of the Covid-19 pandemic on the economic forecast used in the determination of the allowance for credit losses, and the additional provision for credit losses associated with the Revere acquisition. Pre-tax, pre-provision, pre-merger income was $71.3 million for the three months ended June 30, 2021 compared to $61.5 million for the prior year quarter.

Net interest income increased $6.5 million or 6% for the second quarter of 2021 compared to the second quarter of 2020, as a result of the significant reduction in interest expense during the preceding twelve months. During this period, as general market interest rates declined significantly, interest income remained stable while interest expense on deposits, notably money market and time deposits, declined, resulting in a $6.6 million decrease in interest expense. Interest expense on interest-bearing deposits declined $8.4 million, which was partially offset by the $1.8 million increase in interest expense on borrowings. The increase in borrowing costs occurred due to the prior year's inclusion of $5.8 million for accelerated amortization of the purchase premium on FHLB advances due to the prepayment of those borrowings. Excluding the accelerated amortization, borrowing cost would have been lower by $4.0 million in the second quarter of 2021. The PPP program contributed $13.2 million to net interest income for the quarter, of which $10.4 million represented origination fees. The net interest margin for the second quarter of 2021 was 3.63% as compared to 3.47% for the same quarter of the prior year as a result of the decreased funding cost during the period. Excluding the net $0.8 million impact of the amortization of the fair value marks derived from acquisitions, the net interest margin for the current quarter would have been 3.60% compared to the adjusted net interest margin of 3.19% for the second quarter of 2020.

The provision for credit losses was a credit of $4.2 million for the second quarter of 2021 compared to a charge of $58.7 million for the second quarter of 2020. The provision for credit losses for the first quarter of 2021 was a credit of $34.7 million. The credits to the provision during 2021 continue to be the result of the improvement in forecasted economic metrics, predominantly the projected unemployment and business bankruptcies rates. The overall credit to the provision for the second quarter of 2021 was partially mitigated by increases in non-PPP loan balances, individual reserves assessed on a few non-accrual loans in the hospitality industry and adjustments to various qualitative factors.

Non-interest income increased $3.3 million or 15% during the current quarter compared to the same quarter of the prior year, as wealth management income grew 20% and service charges on deposit accounts increased 62%. The growth in wealth management income reflects the continued positive impact of the Rembert Pendleton Jackson ("RPJ") acquisition in 2020 in addition to the performance in the financial markets and the expansion of the wealth management client base. The growth in service charge income reflects the impact of the prior year's temporary suspension of certain service fees as well as lower transaction volume, both a resulting reaction to the Covid-19 pandemic. Bank card fees grew 42% compared to the prior year quarter as a result of transaction volume. Other non-interest income also grew significantly compared to the prior year as a result of the combination of the full payoff of a purchased credit deteriorated loan and activity-based contractual vendor incentives.

Non-interest expense decreased $22.5 million or 26% for the second quarter of 2021, compared to the prior year quarter. The prior year's non-interest expense included $22.5 million in merger and acquisition expense, as well as $5.9 million in prepayment penalties from the liquidation of acquired FHLB borrowings. Salary and benefit expense increased $4.7 million as a result of staffing increases associated with strategic business initiatives and the $1.3 million increase in professional fees and services, primarily consulting fees. Occupancy and equipment expense decreased 8% compared to the prior year due to decreased depreciation and rental expense due to the post-acquisition reduction of banking locations. The cost savings from the post-acquisition location rationalization was offset by increases in advertising costs, outside data services and FDIC insurance.

The non-GAAP efficiency ratio was 45.36% for the current quarter as compared to 43.85% for the second quarter of 2020, and 42.65% for the first quarter of 2021. The modest increase in the efficiency ratio (reflecting an decrease in efficiency) from the second quarter of the prior year to the current year quarter was the result of the 11% growth in non-GAAP expense outpacing the 8% growth in non-GAAP revenue. ROA for the quarter ended June 30, 2021 was 1.79% and ROTCE was 20.44% compared, respectively, to 2.39% and 28.47% for the first quarter of 2021. On a non-GAAP basis, the current quarter's core ROA was 1.73% and core ROTCE was 19.68% compared to core ROA of 1.80% and core ROTCE of 21.48% for the prior quarter of 2021.

Year to Date Results

The Company recorded net income of $132.7 million for the six months ended June 30, 2021 compared to net loss of $4.4 million for the same period in the prior year. Pre-tax, pre-provision, pre-merger income was $136.7 million for the six months ended June 30, 2021 compared to $97.7 million for the prior year. The second quarter of the current year benefited from post-acquisition increased net interest income, a $38.9 million credit to the provision for credit losses, and a 34% increase in non-interest income driven primarily by mortgage banking and wealth management income. The prior year's results reflected the combined impact of merger and acquisition expense associated with the Revere acquisition, the impact of the Covid-19 pandemic on economic forecast used in the determination of the allowance for credit losses and the additional provision for credit losses associated with the acquisition of Revere during that period.

Net interest income for the six months ended June 30, 2021 increased 28% or $46.8 million compared to the prior year. This increase was driven primarily by the acquisition of Revere in the second quarter of 2020 as interest income grew $30.3 million and, to a lesser extent, reduced funding costs as interest expense declined $16.5 million. Contributing to the growth in net interest income, the PPP program generated $18.6 million, net of its associated funding costs, year-over-year. The net interest margin improved to 3.60% for the six months ended June 30, 2021, compared to 3.39% for the prior year. Excluding the net $3.8 million impact of the amortization of the fair value marks derived from acquisitions, the net interest margin for the current year would have been 3.53%. The net interest margin for 2020, excluding the amortization of fair value marks, would have been 3.23%.

The provision for credit losses for the six months ended June 30, 2021 amounted to a credit of $38.9 million as compared to a charge of $83.2 million for the same period in 2020. For the six months ended June 30, 2021, the credit for the provision for credit losses, compared to the prior year's charge to the provision, reflects the impact of the improvement in the most recent forecasted economic metrics, most notably the rate of unemployment and anticipated business bankruptcies. Other economic metrics and factors also contributed to growth in the current period's credit to the provision, which were partially offset by qualitative factors applied in the determination of the allowance. The charge to the provision for credit losses for the same period in 2020 predominantly reflected the combined results of the impact of the deteriorated economic forecasts during the first six months of 2020 and the initial allowance on acquired Revere non-purchased credit deteriorated loans.

Non-interest income increased 34% to $55.1 million for the six months ended June 30, 2021, compared to $41.1 million for 2020. During the current year, income from mortgage banking activities increased $4.5 million as a result of the high levels of new mortgage and refinancing activity resulting from historically low mortgage lending rates. Additionally, wealth management income increased $3.3 million year over year as a result of the first quarter 2020 acquisition of RPJ, in addition to the $818 million growth in assets under management during the past twelve months. Service charge income also increased 10% as customer activity increased. As a result of increased transaction volume, bank card fees grew 28% compared to the prior year period. Other non-interest income also grew significantly compared to the prior year as a result of the combination of the full payoff of a purchased credit deteriorated loan and activity-based contractual vendor incentives.

Non-interest expense decreased 2% to $131.1 million for the six months ended June 30, 2021, compared to $133.2 million for 2020. The current year included $9.1 million in prepayment penalties on FHLB borrowings compared to $5.9 million in prepayment penalties in the prior year. The prior year also included $23.9 million in merger and acquisition expense. Excluding the impact of these items results in a year-over-year growth rate in non-interest expense of 18%. This growth rate was driven by operational and compensation costs associated with the 2020 acquisitions and staffing increases associated with certain strategic initiatives, increased incentive expense associated with mortgage lending and other volume based activities, increased intangible asset amortization, higher FDIC insurance premiums and a rise in professional fees and services.

The effective tax rate for the six months ended June 30, 2021 was 24.39%, compared to a tax benefit rate of 53.71% for the same period in 2020. The current year's effective tax rate reflects a more normalized rate while the prior year's rate reflected the favorable result of the changes to tax laws in 2020 that expanded the time permitted to utilize previous net operating losses. The Company applied this change to the 2018 acquisition of WashingtonFirst Bankshares, Inc. to realize a tax benefit of $1.8 million for 2020, resulting in a greater proportional benefit from the operating loss in the first six months of 2020.

The non-GAAP efficiency ratio for the first half of the current year was 44.01% compared to 48.21% for the same period in the prior year. The improvement in the current year’s efficiency ratio compared to the prior year was the result of the 29% growth in non-GAAP revenue, which outpaced the 18% growth in non-GAAP non-interest expense.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, loss on FHLB redemption, merger and acquisition expense and investment securities gains and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per share, core return on average assets and core return on average tangible common equity reflect net income exclusive of the provision/(credit) for credit losses, provision/(credit) for credit losses on unfunded loan commitments, merger and acquisition expense, amortization of intangible assets, loss on FHLB redemption, and investment securities gains, on a net of tax basis.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its second quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-866-235-9910. A password is not necessary. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until August 5, 2021. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10157804.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 60 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Northern Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website: www.sandyspringbank.com

Media Contact:
Jen Schell
301-570-8331
jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: risks, uncertainties and other factors relating to the COVID-19 pandemic, including the effect of the pandemic on our borrowers and their ability to make payments on their obligations, the effectiveness of vaccination programs, and the effect of remedial actions and stimulus measures adopted by federal, state and local governments; general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2020, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(Dollars in thousands, except per share data)	2021	2020		2021	2020
Results of operations:
Net interest income	$108,046	$101,514	6%	$212,646	$165,848	28%
Provision/ (credit) for credit losses	(4,204)	58,686	n/m	(38,912)	83,155	n/m
Non-interest income	26,259	22,924	15	55,125	41,092	34
Non-interest expense	62,975	85,438	(26)	131,148	133,184	(2)
Income/ (loss) before income tax expense/ (benefit)	75,534	(19,686)	n/m	175,535	(9,399)	n/m
Net income/ (loss)	57,263	(14,338)	n/m	132,727	(4,351)	n/m

Net income/ (loss) attributable to common shareholders	$56,782	$(14,458)	n/m	$131,606	$(4,539)	n/m
Pre-tax pre-provision pre-merger income (1)	$71,330	$61,454	16	$136,668	$97,664	40

Return on average assets	1.79%	(0.45)%		2.09%	(0.08)%
Return on average common equity	15.07%	(4.15)%		17.84%	(0.69)%
Return on average tangible common equity	20.44%	(5.80)%		24.35%	(1.00)%
Net interest margin	3.63%	3.47%		3.60%	3.39%
Efficiency ratio - GAAP basis (2)	46.89%	68.66%		48.98%	64.36%
Efficiency ratio - Non-GAAP basis (2)	45.36%	43.85%		44.01%	48.21%

Per share data:
Basic net income/ (loss) per common share	$1.20	$(0.31)	n/m	$2.79	$(0.11)	n/m
Diluted net income/ (loss) per common share	$1.19	$(0.31)	n/m	$2.77	$(0.11)	n/m
Weighted average diluted common shares	47,523,198	46,988,351	1%	47,469,470	40,826,748	16%
Dividends declared per share	$0.32	$0.30	7	$0.64	$0.60	7
Book value per common share	$33.02	$29.58	12	$33.02	$29.58	12
Tangible book value per common share (1)	$24.58	$20.92	17	$24.58	$20.92	17
Outstanding common shares	47,312,982	47,001,022	1	47,312,982	47,001,022	1

Financial condition at period-end:
Investment securities	$1,482,123	$1,424,652	4%	$1,482,123	$1,424,652	4%
Loans	10,092,515	10,343,043	(2)	10,092,515	10,343,043	(2)
Interest-earning assets	12,167,067	12,447,146	(2)	12,167,067	12,447,146	(2)
Assets	12,925,577	13,290,447	(3)	12,925,577	13,290,447	(3)
Deposits	10,866,466	10,076,834	8	10,866,466	10,076,834	8
Interest-bearing liabilities	7,233,536	8,313,546	(13)	7,233,536	8,313,546	(13)
Stockholders' equity	1,562,280	1,390,093	12	1,562,280	1,390,093	12

Capital ratios:
Tier 1 leverage (3)	9.49%	8.35%		9.49%	8.35%
Common equity tier 1 capital to risk-weighted assets (3)	12.47%	10.23%		12.47%	10.23%
Tier 1 capital to risk-weighted assets (3)	12.47%	10.23%		12.47%	10.23%
Total regulatory capital to risk-weighted assets (3)	15.82%	13.79%		15.82%	13.79%
Tangible common equity to tangible assets (4)	9.28%	7.63%		9.28%	7.63%
Average equity to average assets	11.91%	10.78%		11.73%	11.67%

Credit quality ratios:
Allowance for credit losses to loans	1.23%	1.58%		1.23%	1.58%
Non-performing loans to total loans	0.93%	0.77%		0.93%	0.77%
Non-performing assets to total assets	0.74%	0.61%		0.74%	0.61%
Allowance for credit losses to non-performing loans	131.44%	204.56%		131.44%	204.56%
Annualized net charge-offs to average loans (5)	0.09%	(0.01)%		0.05%	—%
n/m - not meaningful
(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; securities gains from non-interest income and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at June 30, 2021.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Pre-tax pre-provision pre-merger income:
Net income/ (loss)	$57,263	$(14,338)	$132,727	$(4,351)
Plus/ (less) non-GAAP adjustments:
Merger and acquisition expense	—	22,454	45	23,908
Income tax expense/ (benefit)	18,271	(5,348)	42,808	(5,048)
Provision/ (credit) for credit losses	(4,204)	58,686	(38,912)	83,155
Pre-tax pre-provision pre-merger income	$71,330	$61,454	$136,668	$97,664

Efficiency ratio (GAAP):
Non-interest expense	$62,975	$85,438	$131,148	$133,184

Net interest income plus non-interest income	$134,305	$124,438	$267,771	$206,940

Efficiency ratio (GAAP)	46.89%	68.66%	48.98%	64.36%

Efficiency ratio (Non-GAAP):
Non-interest expense	$62,975	$85,438	$131,148	$133,184
Less non-GAAP adjustments:
Amortization of intangible assets	1,659	1,998	3,356	2,598
Loss on FHLB redemption	—	5,928	9,117	5,928
Merger and acquisition expense	—	22,454	45	23,908
Non-interest expense - as adjusted	$61,316	$55,058	$118,630	$100,750

Net interest income plus non-interest income	$134,305	$124,438	$267,771	$206,940
Plus non-GAAP adjustment:
Tax-equivalent income	930	1,325	1,910	2,433
Less non-GAAP adjustment:
Investment securities gains	71	212	129	381
Net interest income plus non-interest income - as adjusted	$135,164	$125,551	$269,552	$208,992

Efficiency ratio (Non-GAAP)	45.36%	43.85%	44.01%	48.21%

Tangible common equity ratio:
Total stockholders' equity	$1,562,280	$1,390,093	$1,562,280	$1,390,093
Goodwill	(370,223)	(370,547)	(370,223)	(370,547)
Other intangible assets, net	(29,165)	(36,143)	(29,165)	(36,143)
Tangible common equity	$1,162,892	$983,403	$1,162,892	$983,403

Total assets	$12,925,577	$13,290,447	$12,925,577	$13,290,447
Goodwill	(370,223)	(370,547)	(370,223)	(370,547)
Other intangible assets, net	(29,165)	(36,143)	(29,165)	(36,143)
Tangible assets	$12,526,189	$12,883,757	$12,526,189	$12,883,757

Tangible common equity ratio	9.28%	7.63%	9.28%	7.63%

Outstanding common shares	47,312,982	47,001,022	47,312,982	47,001,022
Tangible book value per common share	$24.58	$20.92	$24.58	$20.92

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2021	2020	2021	2020
Core earnings (non-GAAP):
Net income/ (loss)	$57,263	$(14,338)	$132,727	$(4,351)
Plus/ (less) non-GAAP adjustments (net of tax):
Provision/ (credit) for credit losses	(3,132)	43,750	(28,989)	61,992
Provision/ (credit) for credit losses on unfunded loan commitments	(181)	—	(886)	—
Merger and acquisition expense	—	16,739	34	17,823
Amortization of intangible assets	1,236	1,490	2,500	1,937
Loss on FHLB redemption	—	4,419	6,792	4,419
Investment securities gains	(53)	(158)	(96)	(284)
Core earnings (Non-GAAP)	$55,133	$51,902	$112,082	$81,536

Core earnings per common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	47,523,198	46,988,351	47,469,470	40,826,748

Earnings per diluted common share (GAAP)	$1.19	$(0.31)	$2.77	$(0.11)
Core earnings per diluted common share (non-GAAP)	$1.16	$1.10	$2.36	$2.00

Core return on average assets (non-GAAP):
Average assets (GAAP)	$12,798,355	$12,903,156	$12,797,068	$10,799,840

Return on average assets (GAAP)	1.79%	(0.45)%	2.09%	(0.08)%
Core return on average assets (non-GAAP)	1.73%	1.62%	1.77%	1.52%

Core return on average tangible common equity (non-GAAP):
Average total stockholders' equity (GAAP)	$1,523,875	$1,390,544	$1,500,642	$1,260,298
Average goodwill	(370,223)	(355,054)	(370,223)	(360,549)
Average other intangible assets, net	(30,224)	(32,337)	(31,056)	(22,074)
Average tangible common equity (non-GAAP)	$1,123,428	$1,003,153	$1,099,363	$877,675

Return on average tangible common equity (GAAP)	20.44%	(5.80)%	24.35%	(1.00)%
Core return on average tangible common equity (non-GAAP)	19.68%	20.81%	20.56%	18.68%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	June 30, 2021	December 31, 2020	June 30, 2020
Assets
Cash and due from banks	$109,147	$93,651	$224,037
Federal funds sold	358	291	401
Interest-bearing deposits with banks	520,989	203,061	610,285
Cash and cash equivalents	630,494	297,003	834,723
Residential mortgage loans held for sale (at fair value)	71,082	78,294	68,765
Investments available-for-sale (at fair value)	1,441,026	1,348,021	1,355,799
Other equity securities	41,097	65,760	68,853
Total loans	10,092,515	10,400,509	10,343,043
Less: allowance for credit losses	(123,961)	(165,367)	(163,481)
Net loans	9,968,554	10,235,142	10,179,562
Premises and equipment, net	55,592	57,720	59,391
Other real estate owned	1,234	1,455	1,389
Accrued interest receivable	40,630	46,431	48,109
Goodwill	370,223	370,223	370,547
Other intangible assets, net	29,165	32,521	36,143
Other assets	276,480	265,859	267,166
Total assets	$12,925,577	$12,798,429	$13,290,447

Liabilities
Noninterest-bearing deposits	$4,000,636	$3,325,547	$3,434,038
Interest-bearing deposits	6,865,830	6,707,522	6,642,796
Total deposits	10,866,466	10,033,069	10,076,834
Securities sold under retail repurchase agreements and federal funds purchased	140,708	543,157	988,605
Advances from FHLB	—	379,075	451,844
Subordinated debt	226,998	227,088	230,301
Total borrowings	367,706	1,149,320	1,670,750
Accrued interest payable and other liabilities	129,125	146,085	152,770
Total liabilities	11,363,297	11,328,474	11,900,354

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 47,312,982, 47,056,777 and 47,001,022 at June 30, 2021, December 31, 2020 and June 30, 2020, respectively	47,313	47,057	47,001
Additional paid in capital	850,555	846,922	843,876
Retained earnings	659,578	557,271	484,392
Accumulated other comprehensive income	4,834	18,705	14,824
Total stockholders' equity	1,562,280	1,469,955	1,390,093
Total liabilities and stockholders' equity	$12,925,577	$12,798,429	$13,290,447

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME/ (LOSS) - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share data)	2021	2020	2021	2020
Interest income:
Interest and fees on loans	$107,751	$106,279	$215,179	$182,161
Interest on loans held for sale	549	405	1,086	696
Interest on deposits with banks	47	155	93	335
Interest and dividends on investment securities:
Taxable	4,373	6,650	8,272	12,782
Tax-advantaged	2,103	1,438	4,454	2,810
Interest on federal funds sold	—	—	—	1
Total interest income	114,823	114,927	229,084	198,785
Interest Expense:
Interest on deposits	3,851	12,284	8,681	25,802
Interest on retail repurchase agreements and federal funds purchased	43	600	96	1,180
Interest on advances from FHLB	373	(2,123)	2,649	1,022
Interest on subordinated debt	2,510	2,652	5,012	4,933
Total interest expense	6,777	13,413	16,438	32,937
Net interest income	108,046	101,514	212,646	165,848
Provision/ (credit) for credit losses	(4,204)	58,686	(38,912)	83,155
Net interest income after provision/ (credit) for credit losses	112,250	42,828	251,558	82,693
Non-interest income:
Investment securities gains	71	212	129	381
Service charges on deposit accounts	1,976	1,223	3,828	3,476
Mortgage banking activities	5,776	8,426	15,945	11,459
Wealth management income	9,121	7,604	17,851	14,570
Insurance agency commissions	1,247	1,188	3,400	3,317
Income from bank owned life insurance	705	809	1,385	1,454
Bank card fees	1,785	1,257	3,303	2,577
Other income	5,578	2,205	9,284	3,858
Total non-interest income	26,259	22,924	55,125	41,092
Non-interest expense:
Salaries and employee benefits	38,990	34,297	75,642	62,350
Occupancy expense of premises	5,497	5,991	10,984	10,572
Equipment expenses	3,020	3,219	6,242	5,970
Marketing	1,052	729	2,264	1,918
Outside data services	2,260	2,169	4,543	3,751
FDIC insurance	1,450	1,378	2,942	1,860
Amortization of intangible assets	1,659	1,998	3,356	2,598
Merger and acquisition expense	—	22,454	45	23,908
Professional fees and services	3,165	1,840	4,896	3,666
Other expenses	5,882	11,363	20,234	16,591
Total non-interest expense	62,975	85,438	131,148	133,184
Income/ (loss) before income tax expense/ (benefit)	75,534	(19,686)	175,535	(9,399)
Income tax expense/ (benefit)	18,271	(5,348)	42,808	(5,048)
Net income/ (loss)	$57,263	$(14,338)	$132,727	$(4,351)

Net income per share amounts:
Basic net income/ (loss) per common share	$1.20	$(0.31)	$2.79	$(0.11)
Diluted net income/ (loss) per common share	$1.19	$(0.31)	$2.77	$(0.11)
Dividends declared per share	$0.32	$0.30	$0.64	$0.60

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2021		2020
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$115,753	$115,241	$112,843	$113,627	$116,252	$84,966
Interest expense	6,777	9,661	11,964	15,500	13,413	19,524
Tax-equivalent net interest income	108,976	105,580	100,879	98,127	102,839	65,442
Tax-equivalent adjustment	930	980	1,052	643	1,325	1,108
Provision/ (credit) for credit losses	(4,204)	(34,708)	(4,489)	7,003	58,686	24,469
Non-interest income	26,259	28,866	32,234	29,390	22,924	18,168
Non-interest expense	62,975	68,173	61,661	60,937	85,438	47,746
Income/ (loss) before income tax expense/ (benefit)	75,534	100,001	74,889	58,934	(19,686)	10,287
Income tax expense/ (benefit)	18,271	24,537	18,227	14,292	(5,348)	300
Net income/ (loss)	$57,263	$75,464	$56,662	$44,642	$(14,338)	$9,987
Financial performance:
Pre-tax pre-provision pre-merger income	$71,330	$65,338	$70,403	$67,200	$61,454	$36,210
Return on average assets	1.79%	2.39%	1.78%	1.38%	(0.45)%	0.46%
Return on average common equity	15.07%	20.72%	15.72%	12.67%	(4.15)%	3.55%
Return on average tangible common equity	20.44%	28.47%	21.89%	17.84%	(5.80)%	5.34%
Net interest margin	3.63%	3.56%	3.38%	3.24%	3.47%	3.29%
Efficiency ratio - GAAP basis (1)	46.89%	51.08%	46.69%	48.03%	68.66%	57.87%
Efficiency ratio - Non-GAAP basis (1)	45.36%	42.65%	45.09%	45.27%	43.85%	54.76%
Per share data:
Net income/ (loss) attributable to common shareholders	$56,782	$74,824	$56,194	$44,268	$(14,458)	$9,919
Basic net income/ (loss) per common share	$1.20	$1.59	$1.19	$0.94	$(0.31)	$0.29
Diluted net income/ (loss) per common share	$1.19	$1.58	$1.19	$0.94	$(0.31)	$0.28
Weighted average diluted common shares	47,523,198	47,415,060	47,284,808	47,175,071	46,988,351	34,743,623
Dividends declared per share	$0.32	$0.32	$0.30	$0.30	$0.30	$0.30
Non-interest income:
Securities gains	$71	$58	$35	$51	$212	$169
Service charges on deposit accounts	1,976	1,852	1,917	1,673	1,223	2,253
Mortgage banking activities	5,776	10,169	14,491	14,108	8,426	3,033
Wealth management income	9,121	8,730	8,215	7,785	7,604	6,966
Insurance agency commissions	1,247	2,153	1,356	2,122	1,188	2,129
Income from bank owned life insurance	705	680	705	708	809	645
Bank card fees	1,785	1,518	1,570	1,525	1,257	1,320
Other income	5,578	3,706	3,945	1,418	2,205	1,653
Total non-interest income	$26,259	$28,866	$32,234	$29,390	$22,924	$18,168
Non-interest expense:
Salaries and employee benefits	$38,990	$36,652	$36,080	$36,041	$34,297	$28,053
Occupancy expense of premises	5,497	5,487	5,236	5,575	5,991	4,581
Equipment expenses	3,020	3,222	3,121	3,133	3,219	2,751
Marketing	1,052	1,212	1,058	1,305	729	1,189
Outside data services	2,260	2,283	2,394	2,614	2,169	1,582
FDIC insurance	1,450	1,492	1,527	1,340	1,378	482
Amortization of intangible assets	1,659	1,697	1,655	1,968	1,998	600
Merger and acquisition expense	—	45	3	1,263	22,454	1,454
Professional fees and services	3,165	1,731	2,473	1,800	1,840	1,826
Other expenses	5,882	14,352	8,114	5,898	11,363	5,228
Total non-interest expense	$62,975	$68,173	$61,661	$60,937	$85,438	$47,746
(1) The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, loss on FHLB redemption, and merger and acquisition expense from non-interest expense; investment securities gains from non-interest income; and adds the tax- equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2021		2020
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$3,712,374	$3,652,418	$3,634,720	$3,588,702	$3,581,778	$2,241,240
Commercial owner-occupied real estate loans	1,687,843	1,644,848	1,642,216	1,652,208	1,601,803	1,305,682
Commercial AD&C loans	1,126,960	1,051,013	1,050,973	994,800	997,423	643,114
Commercial business loans	1,974,366	2,411,109	2,267,548	2,227,246	2,222,810	813,525
Residential mortgage loans	960,527	1,022,546	1,105,179	1,173,857	1,211,745	1,116,512
Residential construction loans	172,869	171,028	182,619	175,123	169,050	149,573
Consumer loans	457,576	493,904	517,254	521,999	558,434	453,346
Total loans	10,092,515	10,446,866	10,400,509	10,333,935	10,343,043	6,722,992
Allowance for credit losses	(123,961)	(130,361)	(165,367)	(170,314)	(163,481)	(85,800)
Loans held for sale	71,082	84,930	78,294	88,728	68,765	67,114
Investment securities	1,482,123	1,472,727	1,413,781	1,425,733	1,424,652	1,250,560
Interest-earning assets	12,167,067	12,132,405	12,095,936	11,965,915	12,447,146	8,222,589
Total assets	12,925,577	12,873,366	12,798,429	12,678,131	13,290,447	8,929,602
Noninterest-bearing demand deposits	4,000,636	3,770,852	3,325,547	3,458,804	3,434,038	1,939,937
Total deposits	10,866,466	10,677,752	10,033,069	9,964,969	10,076,834	6,593,874
Customer repurchase agreements	140,708	129,318	153,157	142,287	143,579	125,305
Total interest-bearing liabilities	7,233,536	7,423,262	7,856,842	7,643,381	8,313,546	5,732,349
Total stockholders' equity	1,562,280	1,511,694	1,469,955	1,424,749	1,390,093	1,116,334
Quarterly average balance sheets:
Commercial investor real estate loans	$3,675,119	$3,634,174	$3,599,648	$3,582,751	$3,448,882	$2,202,461
Commercial owner-occupied real estate loans	1,663,543	1,638,885	1,643,817	1,628,474	1,681,674	1,285,257
Commercial AD&C loans	1,089,287	1,049,597	1,017,304	977,607	969,251	659,494
Commercial business loans	2,225,885	2,291,097	2,189,828	2,207,388	1,899,264	819,133
Residential mortgage loans	994,899	1,066,714	1,136,989	1,189,452	1,208,566	1,139,786
Residential construction loans	176,135	179,925	180,494	173,280	162,978	145,266
Consumer loans	468,686	496,578	515,202	543,242	575,734	465,314
Total loans	10,293,554	10,356,970	10,283,282	10,302,194	9,946,349	6,716,711
Loans held for sale	66,958	82,263	68,255	54,784	53,312	35,030
Investment securities	1,482,905	1,407,455	1,418,683	1,404,238	1,398,586	1,179,084
Interest-earning assets	12,037,701	12,029,424	11,882,542	12,049,463	11,921,132	7,994,618
Total assets	12,798,355	12,801,539	12,645,329	12,835,893	12,903,156	8,699,342
Noninterest-bearing demand deposits	3,763,135	3,394,110	3,424,729	3,281,607	3,007,222	1,797,227
Total deposits	10,663,346	10,343,190	9,999,144	9,862,639	9,614,176	6,433,694
Customer repurchase agreements	136,286	148,195	146,685	142,694	144,050	135,652
Total interest-bearing liabilities	7,356,656	7,742,987	7,609,829	7,969,487	8,326,909	5,612,056
Total stockholders' equity	1,523,875	1,477,150	1,433,900	1,401,746	1,390,544	1,130,051
Financial measures:
Average equity to average assets	11.91%	11.54%	11.34%	10.92%	10.78%	12.99%
Investment securities to earning assets	12.18%	12.14%	11.69%	11.91%	11.45%	15.21%
Loans to earning assets	82.95%	86.11%	85.98%	86.36%	83.10%	81.76%
Loans to assets	78.08%	81.15%	81.26%	81.51%	77.82%	75.29%
Loans to deposits	92.88%	97.84%	103.66%	103.70%	102.64%	101.96%
Capital measures:
Tier 1 leverage (1)	9.49%	9.14%	8.92%	8.65%	8.35%	8.78%
Common equity tier 1 capital to risk-weighted assets (1)	12.47%	12.09%	10.58%	10.45%	10.23%	10.23%
Tier 1 capital to risk-weighted assets (1)	12.47%	12.09%	10.58%	10.45%	10.23%	10.23%
Total regulatory capital to risk-weighted assets (1)	15.82%	15.49%	13.93%	14.02%	13.79%	14.09%
Book value per common share	$33.02	$32.04	$31.24	$30.30	$29.58	$32.68
Outstanding common shares	47,312,982	47,187,389	47,056,777	47,025,779	47,001,022	34,164,672
(1) Estimated ratio at June 30, 2021.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2021		2020
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$—	$133	$—	$775	$—
Commercial owner-occupied real estate	—	—	—	—	515	—
Commercial AD&C	—	—	—	—	—	—
Commercial business	—	31	161	93	—	—
Residential real estate:
Residential mortgage	680	398	480	320	138	8
Residential construction	—	—	—	—	—	—
Consumer	—	—	—	1	—	—
Total loans 90 days past due	680	429	774	414	1,428	8
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	42,072	42,776	45,227	26,784	26,482	17,770
Commercial owner-occupied real estate	8,183	8,316	11,561	6,511	6,729	4,074
Commercial AD&C	14,489	14,975	15,044	1,678	2,957	829
Commercial business	9,435	13,147	22,933	17,659	20,246	10,834
Residential real estate:
Residential mortgage	9,440	9,593	10,212	11,296	11,724	12,271
Residential construction	62	—	—	—	—	—
Consumer	7,718	7,193	7,384	7,493	7,800	5,596
Total non-accrual loans	91,399	96,000	112,361	71,421	75,938	51,374
Total restructured loans - accruing	2,228	2,271	2,317	2,854	2,553	2,575
Total non-performing loans	94,307	98,700	115,452	74,689	79,919	53,957
Other assets and other real estate owned (OREO)	1,234	1,354	1,455	1,389	1,389	1,416
Total non-performing assets	$95,541	$100,054	$116,907	$76,078	$81,308	$55,373

	For the Quarter Ended,
(Dollars in thousands)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Analysis of non-accrual loan activity:
Balance at beginning of period	$96,000	$112,361	$71,421	$75,938	$51,374	$38,632
Purchased credit deteriorated loans designated as non-accrual	—	—	—	—	—	13,084
Non-accrual balances transferred to OREO	(257)	—	(70)	—	—	—
Non-accrual balances charged-off	(2,166)	(699)	(513)	(144)	(162)	(575)
Net payments or draws	(3,693)	(16,028)	(13,212)	(4,248)	(1,881)	(1,860)
Loans placed on non-accrual	1,515	421	54,735	893	27,289	2,369
Non-accrual loans brought current	—	(55)	—	(1,018)	(682)	(276)
Balance at end of period	$91,399	$96,000	$112,361	$71,421	$75,938	$51,374

Analysis of allowance for credit losses:
Balance at beginning of period	$130,361	$165,367	$170,314	$163,481	$85,800	$56,132
Transition impact of adopting ASC 326	—	—	—	—	—	2,983
Initial allowance on purchased credit deteriorated loans	—	—	—	—	—	2,762
Initial allowance on acquired PCD loans	—	—	—	—	18,628	—
Provision/ (credit) for credit losses	(4,204)	(34,708)	(4,489)	7,003	58,686	24,469
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(144)	(27)	379	21	(4)	—
Commercial owner-occupied real estate	—	—	—	—	—	—
Commercial AD&C	—	—	—	—	—	—
Commercial business	2,359	634	56	88	(463)	108
Residential real estate:
Residential mortgage	(11)	(270)	37	(6)	15	333
Residential construction	(1)	—	(1)	(2)	(1)	(2)
Consumer	(7)	(39)	(13)	69	86	107
Net charge-offs/ (recoveries)	2,196	298	458	170	(367)	546
Balance at the end of period	$123,961	$130,361	$165,367	$170,314	$163,481	$85,800

Asset quality ratios:
Non-performing loans to total loans	0.93%	0.94%	1.11%	0.72%	0.77%	0.80%
Non-performing assets to total assets	0.74%	0.78%	0.91%	0.60%	0.61%	0.62%
Allowance for credit losses to loans	1.23%	1.25%	1.59%	1.65%	1.58%	1.28%
Allowance for credit losses to non-performing loans	131.44%	132.08%	143.23%	228.03%	204.56%	159.02%
Annualized net charge-offs/ (recoveries) to average loans	0.09%	0.01%	0.02%	0.01%	(0.01)%	0.03%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended June 30,
	2021			2020
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$3,675,119	$38,411	4.19%	$3,448,882	$38,426	4.48%
Commercial owner-occupied real estate loans	1,663,543	19,360	4.67	1,681,674	19,794	4.73
Commercial AD&C loans	1,089,287	10,819	3.98	969,251	10,886	4.52
Commercial business loans	2,225,885	25,248	4.55	1,899,264	19,426	4.11
Total commercial loans	8,653,834	93,838	4.35	7,999,071	88,532	4.45
Residential mortgage loans	994,899	8,634	3.47	1,208,566	11,259	3.73
Residential construction loans	176,135	1,562	3.56	162,978	1,691	4.17
Consumer loans	468,686	4,183	3.58	575,734	5,341	3.73
Total residential and consumer loans	1,639,720	14,379	3.51	1,947,278	18,291	3.78
Total loans (2)	10,293,554	108,217	4.22	9,946,349	106,823	4.32
Loans held for sale	66,958	549	3.28	53,312	405	3.04
Taxable securities	1,052,229	4,373	1.66	1,164,490	7,045	2.42
Tax-advantaged securities	430,676	2,567	2.38	234,096	1,824	3.12
Total investment securities (3)	1,482,905	6,940	1.87	1,398,586	8,869	2.54
Interest-bearing deposits with banks	193,749	47	0.10	522,469	155	0.12
Federal funds sold	535	—	0.10	416	—	0.10
Total interest-earning assets	12,037,701	115,753	3.86	11,921,132	116,252	3.92

Less: allowance for credit losses	(130,734)			(118,863)
Cash and due from banks	97,813			181,991
Premises and equipment, net	55,718			60,545
Other assets	737,857			858,351
Total assets	$12,798,355			$12,903,156

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,400,661	$226	0.06%	$1,067,487	$457	0.17%
Regular savings deposits	476,999	66	0.06	367,191	73	0.08
Money market savings deposits	3,364,348	1,254	0.15	2,890,842	3,396	0.47
Time deposits	1,658,203	2,305	0.56	2,281,434	8,358	1.47
Total interest-bearing deposits	6,900,211	3,851	0.22	6,606,954	12,284	0.75
Other borrowings	155,792	43	0.11	713,965	600	0.34
Advances from FHLB	73,626	373	2.03	775,767	(2,123)	(1.08)
Subordinated debt	227,027	2,510	4.42	230,223	2,652	4.61
Total borrowings	456,445	2,926	2.57	1,719,955	1,129	0.27
Total interest-bearing liabilities	7,356,656	6,777	0.37	8,326,909	13,413	0.65

Noninterest-bearing demand deposits	3,763,135			3,007,222
Other liabilities	154,689			178,481
Stockholders' equity	1,523,875			1,390,544
Total liabilities and stockholders' equity	$12,798,355			$12,903,156

Tax-equivalent net interest income and spread		$108,976	3.49%		$102,839	3.27%
Less: tax-equivalent adjustment		930			1,325
Net interest income		$108,046			$101,514

Interest income/earning assets			3.86%			3.92%
Interest expense/earning assets			0.23			0.45
Net interest margin			3.63%			3.47%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.50% and 25.45% for 2021 and 2020, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $0.9 million and $1.3 million in 2021 and 2020, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available for sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Six Months Ended June 30,
	2021			2020
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$3,654,760	$76,765	4.24%	$2,825,672	$63,691	4.53%
Commercial owner-occupied real estate loans	1,651,282	38,040	4.65	1,483,465	35,000	4.74
Commercial AD&C loans	1,069,552	21,215	4.00	814,372	19,215	4.74
Commercial business loans	2,258,311	50,042	4.47	1,359,199	29,603	4.38
Total commercial loans	8,633,905	186,062	4.35	6,482,708	147,509	4.58
Residential mortgage loans	1,030,608	18,178	3.53	1,174,176	22,000	3.75
Residential construction loans	178,020	3,168	3.59	154,122	3,252	4.24
Consumer loans	482,555	8,728	3.65	520,524	10,497	4.06
Total residential and consumer loans	1,691,183	30,074	3.57	1,848,822	35,749	3.89
Total loans (2)	10,325,088	216,136	4.22	8,331,530	183,258	4.42
Loans held for sale	74,568	1,086	2.91	44,171	696	3.15
Taxable securities	984,305	8,272	1.68	1,068,549	13,367	2.50
Tax-advantaged securities	461,084	5,407	2.35	220,286	3,561	3.23
Total investment securities (3)	1,445,389	13,679	1.89	1,288,835	16,928	2.63
Interest-bearing deposits with banks	187,954	93	0.10	293,001	335	0.23
Federal funds sold	588	—	0.09	338	1	0.53
Total interest-earning assets	12,033,587	230,994	3.87	9,957,875	201,218	4.06

Less: allowance for credit losses	(146,892)			(90,412)
Cash and due from banks	102,013			125,805
Premises and equipment, net	56,042			59,445
Other assets	752,318			747,127
Total assets	$12,797,068			$10,799,840

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,383,253	$462	0.07%	$953,951	$1,154	0.24%
Regular savings deposits	460,738	122	0.05	349,155	146	0.08
Money market savings deposits	3,387,341	2,717	0.16	2,369,566	8,046	0.68
Time deposits	1,693,179	5,380	0.64	1,949,039	16,456	1.70
Total interest-bearing deposits	6,924,511	8,681	0.25	5,621,711	25,802	0.92
Other borrowings	172,727	96	0.11	475,386	1,180	0.50
Advances from FHLB	224,467	2,649	2.38	653,878	1,022	0.32
Subordinated debt	227,050	5,012	4.41	218,508	4,933	4.52
Total borrowings	624,244	7,757	2.51	1,347,772	7,135	1.07
Total interest-bearing liabilities	7,548,755	16,438	0.44	6,969,483	32,937	0.95

Noninterest-bearing demand deposits	3,579,642			2,402,225
Other liabilities	168,029			167,834
Stockholders' equity	1,500,642			1,260,298
Total liabilities and stockholders' equity	$12,797,068			$10,799,840

Tax-equivalent net interest income and spread		$214,556	3.43%		$168,281	3.11%
Less: tax-equivalent adjustment		1,910			2,433
Net interest income		$212,646			$165,848

Interest income/earning assets			3.87%			4.06%
Interest expense/earning assets			0.27			0.67
Net interest margin			3.60%			3.39%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.50% and 25.45% for 2021 and 2020, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.9 million and $2.4 million in 2021 and 2020, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.